Exhibit 99.1

Catalyst Pharmaceuticals Comments on Recent Decision by

Health Canada to Re-issue an NOC for Ruzurgi®

CORAL GABLES, Fla., June 28, 2021 (GLOBE NEWSWIRE) — Catalyst Pharmaceuticals, Inc. (“Catalyst”) (Nasdaq: CPRX), a commercial-stage, patient-centric biopharmaceutical company focused on in-licensing, developing and commercializing novel high-quality medicines for patients living with rare diseases, today commented on the recent decision by Health Canada to re-issue a Notice of Compliance (“NOC”) for Ruzurgi® (amifampridine tablets), once again allowing the product to be marketed in Canada for patients with Lambert-Eaton Myasthenic Syndrome (LEMS). Health Canada’s original NOC for Ruzurgi® for marketing in Canada was quashed in a recent decision of the Federal Court of Canada, which sent the matter back to Health Canada to re-determine its decision to grant marketing authority to Ruzurgi® despite Firdapse’s® data protection rights under Canadian law.

Patrick J. McEnany, Catalyst’s Chairman and CEO commented: “We are obviously disappointed with Health Canada’s decision to re-issue an NOC for Ruzurgi®. Our effort to get Firdapse® approved in Canada commenced three years ago, at a time when there was no approved therapy in Canada to treat LEMS patients. Our interest was to assure that all adult LEMS patients had access to a Health Canada approved therapy, despite recognizing that our market opportunity in Canada was always expected to be small.”

Catalyst and its Canadian sublicensee, KYE Pharmaceuticals (“KYE”), are currently evaluating their further litigation options to challenge Health Canada’s most recent decision, since such decision means that the data protection that Catalyst and KYE are entitled to under Canadian law has not been recognized by Health Canada.

About Catalyst Pharmaceuticals

Catalyst Pharmaceuticals is a commercial-stage, patient-centric biopharmaceutical company focused on in-licensing, developing and commercializing novel high-quality medicines for patients living with rare diseases. With exceptional patient focus, Catalyst is committed to developing a robust pipeline of cutting-edge, first- or best-in-class medicines for other rare diseases. Catalyst’s New Drug Application for Firdapse® (amifampridine) 10 mg tablets for the treatment of adults with LEMS was approved in 2018 by the U.S. Food & Drug Administration (“FDA”), and Firdapse® is commercially available in the United States as a treatment for adults with LEMS. Further, Canada’s national healthcare regulatory agency, Health Canada, recently approved the use of Firdapse® (amifampridine) for the treatment of patients in Canada with LEMS.

Firdapse® is currently being evaluated in clinical trials for the treatment of MuSK-MG and has received Orphan Drug Designation from the FDA for myasthenia gravis.

Catalyst’s Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties, which may cause Catalyst’s actual results in future periods to differ materially from forecasted results. A number of factors, including (i) whether any future legal challenge by Catalyst and KYE to the NOC recently granted for Ruzurgi® will be successful, (ii) whether commercialization of Firdapse® in Canada will be successful, (iii) the impact in the United States if an amifampridine product is purchased in Canada for use in the United States, and (iv) those factors described in Catalyst’s Annual Report on Form 10-K for the fiscal year 2020 and Catalyst’s other filings with the U.S. Securities and Exchange Commission (SEC), could adversely affect Catalyst. Copies of Catalyst’s filings with the SEC are available from the SEC, may be found on Catalyst’s website, or may be obtained upon request from Catalyst. Catalyst does not undertake any obligation to update the information contained herein, which speaks only as of this date.

Media Contact David Schull Russo Partners (212) 845-4271 david.schull@russopartnersllc.com	Company Contact Patrick J. McEnany Catalyst Pharmaceuticals Chief Executive Officer (305) 420-3200 pmcenany@catalystpharma.com

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